                                                                                                                                Exhibit 99.1

News Release

Linda McNeill,
Investor Relations
(713) 267-7622

BRISTOW GROUP REPORTS FISCAL 2010 SECOND QUARTER
FINANCIAL RESULTS

HOUSTON, November 4, 2009 – Bristow Group Inc. (NYSE: BRS) today reported financial results for its fiscal 2010 second quarter ended September 30, 2009.

For the September 2009 quarter:

▪	Revenue was $291.6 million, which was substantially unchanged from September 2008 quarter revenue of $291.7 million and June 2009 quarter revenue of $290.5 million.

▪	Operating income was $53.6 million, an increase of 26% from the September 2008 quarter and 20% from the June 2009 quarter.

▪	Net income was $33.2 million, an increase of 21% from the September 2008 quarter and 40% from the June 2009 quarter.

▪	Diluted earnings per share was $0.92, an increase of $0.15 versus the September 2008 quarter and $0.26 versus the June 2009 quarter.

▪	Operating income, net income and diluted earnings per share were improved over the September 2008 quarter primarily as a result of:

-	A $6.4 million increase in operating income in West Africa driven by increased rates and a favorable impact on our costs from a stronger U.S. dollar versus the British pound and Nigerian naira,

-	An $8.1 million increase in operating income in Australia primarily resulting from two new large aircraft and reduced costs,

-	The reversal of a $2.5 million bad debt reserve in Kazakhstan within our Other International business unit, and

-	A $3.0 million increase in earnings from unconsolidated affiliates (primarily in Mexico and Brazil).

-
These items were partially offset by reduced operating income in certain other business units, including Europe (which was reduced by a lower level of contractual escalations billings versus the September 2008 quarter and an unfavorable impact from a stronger U.S. dollar versus the British pound) and the U.S. Gulf of Mexico (which was reduced as a result of lower demand for services).  Additionally, net income and diluted earnings per share were reduced by higher net interest expense, which increased $4.6 million due to reduced interest income and lower levels of capitalized interest.

-
Net income and diluted earnings per share for the September 2009 quarter were also unfavorably impacted by a $2.1 million increase in our provision for income taxes ($0.06 per share) resulting from $2.0 million in tax contingency items and $0.1 million in changes in our expected foreign tax credit utilization.

▪	Operating income, net income and diluted earnings per share were improved over the June 2009 quarter primarily as a result of:

-	The reversal of a $2.5 million bad debt reserve in Kazakhstan,

-
A $5.1 million increase in operating income in Eastern Hemisphere Centralized Operations resulting from increased technical services revenue, changes to certain power-by-the-hour maintenance arrangements and reduced maintenance costs,

-	A $3.0 million decrease in corporate general and administrative costs as the June 2009 quarter included costs associated with the separation between the Company and an executive officer, and

-	A $2.3 million increase in earnings from unconsolidated affiliates (primarily in Mexico).

-
These items were partially offset by reduced operating income in certain other business units, primarily in Europe where the June 2009 quarter included temporary work for a major customer, as well as a $1.1 million decrease in pre-tax gains on disposal of assets.  Additionally, net income and diluted earnings per share were favorably impacted by an increase in foreign currency transaction and hedging gains totaling $3.3 million.

For the six months ended September 30, 2009:

▪	Revenue was $582.1 million, an increase of 1% over the six months ended September 30, 2008.

▪	Operating income was $98.3 million, an increase of 20% from the six months ended September 30, 2008.

▪	Net income was $56.9 million, an increase of 14% from the six months ended September 30, 2008.

▪	Diluted earnings per share was $1.58, an increase of $0.09 versus the six months ended September 30, 2008.

▪	Operating income, net income and diluted earnings per share were improved over the six months ended September 30, 2008 primarily as a result of:

-	A $14.2 million increase in operating income in West Africa driven by increased rates and a favorable impact on our costs from a stronger U.S. dollar versus the British pound and Nigerian naira,

-	A $12.1 million increase in operating income in Australia primarily resulting from reduced costs, which were partially offset by a reduction in results associated with the strengthening U.S. dollar,

-	The reversal of a $2.5 million bad debt reserve in Kazakhstan, and

-	An increase in pre-tax gains on disposal of assets of $4.9 million.

-
These items were partially offset by reduced operating income in certain other business units, including Europe (which was reduced by the impact of a stronger U.S. dollar versus the British pound) and the U.S. Gulf of Mexico (which was reduced as a result of lower demand for services).  Additionally, net income and diluted earnings per share were reduced by higher net interest expense, which increased $7.2 million due to reduced interest income, increased interest expense from our issuance of $115 million of convertible senior notes in June 2008 and lower levels of capitalized interest.

-
Our results for the six months ended September 30, 2009 were unfavorably impacted by the strengthening of the U.S. dollar versus other foreign currencies (primarily the British pound and Australian dollar), which resulted in a decrease in operating income of $2.8 million, net income of $3.5 million and diluted earnings per share of $0.10.  These decreases are reflected in our results for Europe and Australia and in other income, net (driven by a decrease in foreign currency transaction gains, net of hedging impact), partially offset by an increase in results for West Africa.

-
Net income and diluted earnings per share for the six months ended September 30, 2009 were also unfavorably impacted by a $4.3 million increase in our provision for income taxes ($0.12 per share) resulting from $3.3 million in tax contingency items and $1.0 million in changes in our expected foreign tax credit utilization.

Capital and Liquidity

▪	At September 30, 2009, key balance sheet items, capital commitments and liquidity sources were:

─	$1.3 billion in stockholders’ investment and $718 million of indebtedness,

─	$143 million in cash and a $100 million undrawn revolving credit facility, and

─	$119 million in aircraft purchase commitments for 12 aircraft.

▪	Net cash generated by operating activities was $59 million and net cash used in investing activities was $43 million in the September 2009 quarter.

CEO Remarks

“We continued to realize good operating results in Latin America, Nigeria and Australia during the second quarter,” said William E. Chiles, President and Chief Executive Officer of Bristow Group.

“Our investment in Líder in Brazil early this year contributed to these positive results.  In Nigeria, activity levels continue to be strong despite a challenging political environment, which included a union strike during the latest quarter.  In Australia, our local team has come a long way in improving our overall operations and business activity level over the past year by winning new business from a number of customers and implementing cost cutting measures.  We have added two new large and two new medium aircraft to the Australian market over the last 12 months.

“Our operating results in the North Sea continue to be impacted by lower margins from Norway as we integrate that business into our Europe operations.  Our operating results for the U.S. Gulf of Mexico were slightly reduced from the June quarter, but were not impacted to as large a degree as other offshore service companies.  This is the result of our efforts to maintain stable pricing and to upgrade our fleet to larger, more efficient and more profitable aircraft serving larger projects farther offshore in deeper water.

“We continue to operate in a challenging economic and industry environment with significant volatility in energy prices.  However, our business model, with greater reliance on our customers’ operating expenditures rather than capital expenditures, should continue to translate into better performance by our business.  In addition, we believe we are well positioned with adequate liquidity and the financial flexibility to weather this uncertain market and benefit from a turnaround that we expect to see next year,” Chiles added.

CONFERENCE CALL

Management will conduct a conference call starting at 10:00 a.m. EST (9:00 a.m. CST) on Thursday, November 5, 2009, to review financial results for the September 2009 quarter.  The conference call can be accessed as follows:

Via Webcast:
▪	Visit Bristow Group’s investor relations Web page at www.bristowgroup.com
▪	Live: Click on the link for “Bristow Group Fiscal 2010 Second Quarter Earnings Conference Call”
▪	Replay: A replay via webcast will be available approximately one hour after the call’s completion and will be accessible for approximately 90 days

Via Telephone within the U.S.:
▪	Live: Dial toll free (800) 762-8973
▪	Replay: A telephone replay will be available through November 19, 2009 and may be accessed by calling toll free (800) 406-7325, passcode: 4175233#

Via Telephone outside the U.S.:
▪	Live: Dial (480) 629-9870
▪	Replay: A telephone replay will be available through November 19, 2009 and may be accessed by calling (303) 590-3030, passcode: 4175233#

ABOUT BRISTOW GROUP INC.

Bristow Group Inc. is a leading provider of helicopter services to the worldwide offshore energy industry.  Through its subsidiaries, affiliates and joint ventures, the Company has major transportation operations in the North Sea, Nigeria and the U.S. Gulf of Mexico, and in most of the other major offshore oil and gas producing regions of the world, including Alaska, Australia, Brazil, Mexico, Russia and Trinidad.  For more information, visit the Company’s website at www.bristowgroup.com.

FORWARD-LOOKING STATEMENTS DISCLOSURE

Statements contained in this news release that state the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements.  These forward-looking statements include statements regarding the impact of activity levels, commodity prices, business performance, turnaround timing, market conditions, liquidity and financial flexibility.  It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements.  Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2009 and annual report on Form 10-K for the fiscal year ended March 31, 2009.  Bristow Group Inc. disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise.

 (financial tables follow)

BRISTOW GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	September 30,		June 30,	September 30,
	2009	2008	2009	2009	2008
Gross revenue:
Operating revenue from non-affiliates	$247,642	$248,526	$248,891	$496,533	$489,660
Operating revenue from affiliates	17,460	18,430	14,602	32,062	35,700
Reimbursable revenue from non-affiliates	24,746	23,208	25,853	50,599	47,579
Reimbursable revenue from affiliates	1,767	1,524	1,106	2,873	2,872
	291,615	291,688	290,452	582,067	575,811
Operating expense:
Direct cost	173,392	188,393	180,677	354,069	375,366
Reimbursable expense	26,304	24,681	26,657	52,961	50,748
Depreciation and amortization	18,470	15,485	18,186	36,656	30,440
General and administrative	29,686	25,984	28,802	58,488	53,190
	247,852	254,543	254,322	502,174	509,744

Gain on disposal of assets	4,880	3,302	6,009	10,889	5,967
Earnings from unconsolidated affiliates, net of losses	4,924	1,971	2,633	7,557	9,694
Operating Income	53,567	42,418	44,772	98,339	81,728

Interest income	210	3,205	222	432	4,652
Interest expense	(10,640)	(9,065)	(10,012)	(20,652)	(17,667)
Other income (expense), net	1,809	2,070	(1,481)	328	3,762
Income before provision for income taxes	44,946	38,628	33,501	78,447	72,475
Provision for income taxes	(11,236)	(10,069)	(9,510)	(20,746)	(20,633)
Net income from continuing operations	33,710	28,559	23,991	57,701	51,842
Loss from discontinued operations, net of tax	—	(246)	—	—	(246)
Net income	33,710	28,313	23,991	57,701	51,596
Net income attributable to noncontrolling interests	(540)	(952)	(268)	(808)	(1,655)
Net income attributable to Bristow	33,170	27,361	23,723	56,893	49,941
Preferred stock dividends	(3,163)	(3,163)	(3,162)	(6,325)	(6,325)
Net income available to common stockholders	$30,007	$24,198	$20,561	$50,568	$43,616

Basic earnings per common share:
Earnings from continued operations	$0.98	$0.84	$0.71	$1.70	$1.63
Loss from discontinued operations	—	(0.01)	—	—	(0.01)
Net earnings	$0.98	$0.83	$0.71	$1.70	$1.62

Diluted earnings per common share:
Earnings from continued operations	$0.92	$0.77	$0.66	$1.58	$1.50
Loss from discontinued operations	—	—	—	—	(0.01)
Net earnings	$0.92	$0.77	$0.66	$1.58	$1.49

Weighted average number of common shares outstanding:
Basic	30,491	29,085	29,133	29,731	26,941
Diluted	36,101	35,636	35,782	35,907	33,487

BRISTOW GROUP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	March 31,
	2009	2009
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$143,205	$300,969
Accounts receivable from non-affiliates	199,648	194,030
Accounts receivable from affiliates	29,539	22,644
Inventories	188,181	165,438
Prepaid expenses and other current assets	39,437	20,226
Total current assets	600,010	703,307
Investment in unconsolidated affiliates	204,457	20,265
Property and equipment – at cost:
Land and buildings	82,783	68,961
Aircraft and equipment	1,892,662	1,823,011
	1,975,445	1,891,972
Less – Accumulated depreciation and amortization	(375,011)	(350,515)
	1,600,434	1,541,457
Goodwill	46,800	44,654
Other assets	24,689	24,888
	$2,476,390	$2,334,571

LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current liabilities:
Accounts payable	$54,089	$44,892
Accrued wages, benefits and related taxes	33,464	39,939
Income taxes payable	933	—
Other accrued taxes	3,794	3,357
Deferred revenues	18,551	17,593
Accrued maintenance and repairs	13,316	10,317
Accrued interest	6,430	6,434
Other accrued liabilities	16,845	20,164
Deferred taxes	10,526	6,195
Short-term borrowings and current maturities of long-term debt	7,918	8,948
Total current liabilities	165,866	157,839
Long-term debt, less current maturities	709,843	714,965
Accrued pension liabilities	97,833	81,380
Other liabilities and deferred credits	19,856	16,741
Deferred taxes	142,666	127,266

Stockholders’ investment:
5.50% mandatory convertible preferred stock	—	222,554
Common stock	359	291
Additional paid-in capital	665,789	436,296
Retained earnings	769,061	718,493
Noncontrolling interests	9,810	11,200
Accumulated other comprehensive loss	(104,693)	(152,454)
	1,340,326	1,236,380
	$2,476,390	$2,334,571

BRISTOW GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended September 30,
	2009	2008

Cash flows from operating activities:
Net income	$57,701	$51,596
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	36,656	30,440
Deferred income taxes	13,340	7,133
Loss on disposal of discontinued operations	—	379
Discount amortization on long-term debt	1,462	803
Gain on asset dispositions	(10,889)	(5,967)
Gain on Heliservicio investment sale	—	(1,438)
Stock-based compensation expense	6,611	4,881
Equity in earnings from unconsolidated affiliates (in excess of) below dividends eceived	(3,846)	4,499
Tax benefit related to stock-based compensation	(433)	(231)
Increase (decrease) in cash resulting from changes in:
Accounts receivable	13,707	(11,425)
Inventories	(13,243)	(10,643)
Prepaid expenses and other assets	(10,391)	(2,699)
Accounts payable	2,528	(5,234)
Accrued liabilities	(10,303)	(2,420)
Other liabilities and deferred credits	10,709	(4,205)
Net cash provided by operating activities	93,609	55,469
Cash flows from investing activities:
Capital expenditures	(136,145)	(278,543)
Proceeds from asset dispositions	71,238	17,322
Acquisitions, net of cash received	(178,961)	356
Net cash used in investing activities	(243,868)	(260,865)
Cash flows from financing activities:
Proceeds from borrowings	—	115,000
Debt issuance costs	—	(3,768)
Repayment of debt and debt redemption premiums	(8,858)	(3,967)
Partial prepayment of put/call obligation	(37)	(82)
Preferred stock dividends paid	(6,325)	(6,325)
Issuance of common stock	1,089	225,099
Tax benefit related to stock-based compensation	433	231
Net cash provided by (used in) financing activities	(13,698)	326,188
Effect of exchange rate changes on cash and cash equivalents	6,193	(11,787)
Net increase (decrease) in cash and cash equivalents	(157,764)	109,005
Cash and cash equivalents at beginning of period	300,969	290,050
Cash and cash equivalents at end of period	$143,205	$399,055
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$22,707	$21,094
Income taxes	$7,966	$19,628
Non-cash investing activities:
Contribution of note receivable and aircraft to RLR	$—	$(6,551)
Aircraft received for investment in Heliservicio	$—	$2,410

BRISTOW GROUP INC. AND SUBSIDIARIES
SELECTED OPERATING DATA
(In thousands, except flight hours and percentages)
(Unaudited)

	Three Months Ended			Six Months Ended
	September 30,		June 30,	September 30,
	2009	2008	2009	2009	2008
Flight hours (excludes Bristow Academy and unconsolidated affiliates):
U.S. Gulf of Mexico	18,372	34,891	19,769	38,141	72,530
Arctic	2,843	3,695	2,348	5,191	6,132
Latin America	9,228	9,595	8,632	17,860	18,134
Europe	14,242	10,265	14,855	29,097	20,571
West Africa	8,470	9,647	8,950	17,420	19,245
Australia	2,794	3,813	2,880	5,674	7,853
Other International	2,582	2,851	2,493	5,075	5,746
Consolidated total	58,531	74,757	59,927	118,458	150,211

Gross revenue:
U.S. Gulf of Mexico	$42,614	$62,491	$45,461	$88,075	$124,000
Arctic	6,123	6,840	4,395	10,518	11,083
Latin America	20,786	19,051	19,559	40,345	39,257
WH Centralized Operations	791	2,909	1,485	2,276	5,169
Europe	113,890	98,303	115,043	228,933	193,733
West Africa	51,452	47,010	54,817	106,269	90,310
Australia	30,333	29,226	28,163	58,496	62,339
Other International	16,221	18,370	13,435	29,656	35,158
EH Centralized Operations	4,559	4,057	3,659	8,218	6,372
Bristow Academy	7,151	5,572	7,293	14,444	11,723
Intrasegment eliminations	(2,303)	(2,137)	(2,860)	(5,163)	(3,361)
Corporate	(2)	(4)	2	—	28
Consolidated total	$291,615	$291,688	$290,452	$582,067	$575,811

Operating income (loss):
U.S. Gulf of Mexico	$5,509	$8,263	$6,240	$11,749	$16,252
Arctic	2,085	1,900	605	2,690	2,419
Latin America	7,314	3,973	4,779	12,093	13,674
WH Centralized Operations	(4,156)	904	(3,209)	(7,365)	228
Europe	14,172	22,211	18,778	32,950	41,677
West Africa	14,466	8,024	14,238	28,704	14,540
Australia	6,869	(1,218)	6,175	13,044	927
Other International	6,611	3,945	3,287	9,898	7,243
EH Centralized Operations	2,247	(2,243)	(2,893)	(646)	(7,665)
Bristow Academy	723	(159)	931	1,654	387
Gain on disposal of assets	4,880	3,302	6,009	10,889	5,967
Corporate	(7,153)	(6,484)	(10,168)	(17,321)	(13,921)
Consolidated total	$53,567	$42,418	$44,772	$98,339	$81,728

Operating margin:
U.S. Gulf of Mexico	12.9%	13.2%	13.7%	13.3%	13.1%
Arctic	34.1%	27.8%	13.8%	25.6%	21.8%
Latin America	35.2%	20.9%	24.4%	30.0%	34.8%
Europe	12.4%	22.6%	16.3%	14.4%	21.5%
West Africa	28.1%	17.1%	26.0%	27.0%	16.1%
Australia	22.6%	(4.2)%	21.9%	22.3%	1.5%
Other International	40.8%	21.5%	24.5%	33.4%	20.6%
Bristow Academy	10.1%	(2.9)%	12.8%	11.5%	3.3%
Consolidated total	18.4%	14.5%	15.4%	16.9%	14.2%

BRISTOW GROUP INC. AND SUBSIDIARIES
AIRCRAFT COUNT
AS OF SEPTEMBER 30, 2009

	Aircraft in Consolidated Fleet
	Helicopters
	Small	Medium	Large	Training	Fixed Wing	Total	(1)	Unconsolidated Affiliates (2)	Total
U.S. Gulf of Mexico	61	26	7	—	—	94		—	94
Arctic	13	2	—	—	1	16		—	16
Latin America	5	31	2	—	—	38		93	131
Europe	—	11	40	—	—	51		—	51
West Africa	12	31	5	—	4	52		—	52
Australia	2	10	17	—	—	29		—	29
Other International	—	12	10	—	—	22		41	63
EH Centralized Operations	—	—	—	—	—	—		63	63
Bristow Academy	—	—	—	75	1	76		—	76
Total	93	123	81	75	6	378		197	575
Aircraft not currently in fleet: (3)
On order	—	7	5	—	—	12
Under option	1	27	19	—	—	47
_________

(1)	Includes 13 aircraft held for sale.

(2)	The 197 aircraft operated or managed by our unconsolidated affiliates are in addition to those aircraft leased from us.

(3)	This table does not reflect aircraft which our unconsolidated affiliates may have on order or under option.

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